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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 033-95702, 033-97542, 333-02892, 333-20245, 333-24493, 333-30328, 333-123434 and 333-151393 on Form S-8 and Registration Statement No. 333-140362 on Post-Effective Amendment No. 2 on Form S-3 and on Post-Effective Amendment No. 3 on Form S-8 to Form S-4 of our reports dated March 16, 2009, relating to the consolidated financial statements and consolidated financial statement schedule of Protection One, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of amortization and useful life for the Multifamily customer account asset) and the effectiveness of Protection One, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Protection One, Inc. and Protection One Alarm Monitoring, Inc. for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
March 16, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM